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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


       Date of report (Date of earliest event reported) November 10, 2003



                                   ALTEON INC.
                                   -----------
               (Exact Name of Registrant as Specified in Charter)


             Delaware                    001-16043          13-3304550
            (State or Other Juris-      (Commission      (I.R.S. Employer
            diction of Incorporation)   File Number)     Identification No.)


                  170 Williams Drive, Ramsey, New Jersey 07446
                  --------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (201) 934-5000



        -----------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)


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Item 5. Other Events

On November 10, 2003, Alteon Inc. issued the following press release:

          ALT-711 IMPROVES CARDIAC FUNCTION IN THE AGING DIABETIC HEART

- Preclinical Canine Study Presented at the American Heart Association Scientific Sessions 2003 -

RAMSEY, N.J., Nov. 10 /PRNewswire-FirstCall/ -- Alteon's lead A.G.E. Crosslink Breaker ALT-711 has been found by an independent research team to improve overall cardiac function in aged diabetic dogs by restoring left ventricular ejection fraction (LVEF), reducing aortic stiffness and reducing left ventricular (LV) mass. These changes were observed to be associated with a reversal of the overexpression of cardiac collagen seen with aging and diabetes.

The study, "A Glycation End-Product Cross Link Breaker Reduces Collagen and Improves Cardiac Function in the Aging Diabetic Heart," was conducted by researchers at UMDNJ-New Jersey Medical School and presented today at the American Heart Association Scientific Sessions 2003 today in Orlando, FL. The authors propose that A.G.E. Crosslink Breakers, a class of compounds pioneered by Alteon, could provide therapeutic potential in the treatment of aged patients with diabetes. ALT-711 is under Phase 2 investigation in humans by Alteon for its potential in systolic hypertension and heart failure.

In this investigation, researchers first observed how aging and diabetes affected the structure and function of the hearts of 12 dogs, 9-12 years old. Five months of induced diabetes resulted in a 25% reduction in LVEF, a 28% decrease in stroke volume and an approximate 1.7-fold increase in aortic stiffness. Another major finding was that diabetes increased both type I and type III collagen, which accounts for roughly 96% of total collagen in the heart, by approximately 2-3 fold, contributing to an increase in LV mass. The decline of heart function and change in structure was attributed in part to the formation and crosslinking of Advanced Glycation End-products (A.G.E.s), a pathological process of aging that occurs at an accelerated rate in diabetes and has damaging effects on proteins such as collagen and elastin.

Treatment with the A.G.E. Crosslink Breaker ALT-711 over one month resulted in a reversal of these conditions, normalizing LVEH (p<0.05) and stroke volume (p<0.05). Similarly, the upregulation of collagen type I and collagen type III was reversed, contributing to a reduction in LV weight (p<0.05). In addition, myocardial LV collagen solubility increased significantly after treatment with ALT-711 (p<0.05, from 34 + or - 4.9% to 51 + or - 6.8%), which supports the breaking of A.G.E. crosslinks as the mechanism of action of ALT-711.

"This preclinical data is consistent with, and strongly supportive of, the cardiovascular activity we have seen in our human clinical trials of ALT-711 to date," said Robert C. deGroof, Ph.D., Senior Vice President Scientific Affairs. "The growing body of scientific

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evidence demonstrating the ability of ALT-711 to reverse certain cardiovascular complications of aging and diabetes strengthens our commitment to develop ALT-711 for the treatment of heart failure."

The study was supported by grants from the American Diabetes Association and the National Institutes of Health. An article detailing the study results is also available through PubMed, prior to its impending publication in the American Journal of Physiology (epub ahead of print at http://ajpheart.physiology.org). A previous study by the UMDNJ research group demonstrated the ability of ALT-711 to reverse cardiac stiffness in aged non-diabetic dogs, restoring the cardiovascular system to a state found in younger animals. Administration of ALT-711 daily for one month resulted in a 40% reduction in age-related ventricular stiffness (Proceedings of the National Academy of Sciences, March 14, 2000). These findings are consistent with results by other researchers in preclinical studies of ALT-711 in rats and primates.

ALT-711 is the only A.G.E. Crosslink Breaker in advanced human testing. Based on ALT-711's demonstrated efficacy and biological activity in several Phase 2 trials, as well as a strong and consistent safety profile, Alteon is proceeding with development of ALT-711 in two major cardiovascular indications, systolic hypertension and heart failure. Additional Phase 2 trials in these indications are expected to be initiated in the first half of 2004.

About Alteon

Alteon is developing several new classes of drugs that reverse or slow down diseases of aging and complications of diabetes. These compounds have an impact on a fundamental pathological process caused by protein-glucose complexes called Advanced Glycation End-products (A.G.E.s). The formation and crosslinking of A.G.E.s lead to a loss of flexibility and function in body tissues, organs and vessels and have been shown to be a causative factor in many age-related diseases and diabetic complications. Alteon has created a library of novel classes of compounds targeting the A.G.E. Pathway. These include A.G.E. Crosslink Breakers, A.G.E. Formation Inhibitors and Glucose Lowering Agents. Alteon's lead compound ALT-711, the only A.G.E. Crosslink Breaker in advanced human testing, has demonstrated safety and efficacy in several Phase 2 trials and is actively being developed for systolic hypertension and heart failure. For more information on Alteon, visit the company's website at www.alteon.com.

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ

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materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                    * * * * *

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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Alteon Inc.

                              By:   /s/ Elizabeth O'Dell
                                    ------------------------
                                    Elizabeth O'Dell
                                    Vice President, Finance

Dated: November 11, 2003